Exhibit 99.1

Media Contact:	Bunge News Bureau Bunge 636-359-0797 news@bunge.com

Investor Contact:	Mark Haden Bunge mark.haden@bunge.com

Bunge Global SA Announces Pricing of $1.2 Billion Senior
Notes Offering

ST. LOUIS, MO – March 17, 2026 — Bunge Global SA (NYSE: BG) (the “Company” or “Bunge”) today announced that Bunge Limited Finance Corp., its wholly owned finance subsidiary, has successfully priced a public offering of $1.2 billion aggregate principal amount, comprised of two tranches of senior unsecured notes (collectively, the “Senior Notes”), as follows:

•	$500 million aggregate principal amount of 4.800% Senior Notes due 2033 (the “2033 Notes”); and
•	$700 million aggregate principal amount of 5.150% Senior Notes due 2036 (the “2036 Notes”).

The Senior Notes will be fully and unconditionally guaranteed by Bunge Global SA on a senior unsecured basis. The offering was made pursuant to a registration statement filed with the U.S. Securities and Exchange Commission. The offering is expected to close on March 19, 2026, subject to the satisfaction of customary closing conditions.

Bunge intends to use the net proceeds from the offering of the Senior Notes for general corporate purposes. General corporate purposes may include, without limitation, the repayment and refinancing of debt, including certain short-term indebtedness, working capital, capital expenditures, stock repurchases and investments in subsidiaries.

SMBC Nikko Securities America, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Commerz Markets LLC, HSBC Securities (USA) Inc., Scotia Capital (USA) Inc. and Standard Chartered Bank are acting as joint book-running managers for the offering of the 2033 Notes. SMBC Nikko Securities America, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Natixis Securities Americas LLC and Rabo Securities USA, Inc. are acting as joint book-running managers for the offering of the 2036 Notes. Academy Securities, Inc., BBVA Securities Inc., BMO Capital Markets Corp., BofA Securities, Inc., Commonwealth Bank of Australia, Deutsche Bank Securities Inc., ING Financial Markets LLC, Mizuho Securities USA LLC, Oversea-Chinese Banking Corporation Limited, Santander US Capital Markets LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as senior co-managers for the offering of the Senior Notes. ANZ Securities, Inc., DZ Financial Markets LLC, Goldman Sachs & Co. LLC, ICBC Standard Bank Plc, Loop Capital Markets LLC, Mischler Financial Group, Inc., PNC Capital Markets LLC, RB International Markets (USA) LLC, RBC Capital Markets, LLC, SEB Securities, Inc., SG Americas Securities, LLC and Westpac Capital Markets LLC are acting as co-managers for the offering of the Senior Notes.

This offering of Senior Notes may be made only by means of the prospectus supplement and the accompanying prospectus related to the offering. Copies of the prospectus supplement and the accompanying prospectus relating to the offering can be obtained by contacting SMBC Nikko Securities America, Inc. by phone at 1-888-868-6856 or by email at prospectus@smbcnikko-si.com, Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, at 1155 Long Island Avenue, Edgewood, NY 11717, by phone at 1-800-831-9146 or by email at prospectus@citi.com, or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, at 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these Senior Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Bunge

At Bunge (NYSE: BG), our purpose is to connect farmers to consumers to deliver essential food, feed and fuel to the world. As a premier agribusiness solutions provider, our team of ~34,000 dedicated employees partner with farmers across the globe to move agricultural commodities from where they’re grown to where they’re needed—in faster, smarter, and more efficient ways. We are a world leader in grain origination, storage, distribution, oilseed processing and refining, offering a broad portfolio of plant-based oils, fats, and proteins. We work alongside our customers at both ends of the value chain to deliver quality products and develop tailored, innovative solutions that address evolving consumer needs. With 200+ years of experience and presence in over 50 countries, we are committed to strengthening global food security, advancing sustainability, and helping communities prosper where we operate. Bunge has its registered office in Geneva, Switzerland and its corporate headquarters in St. Louis, Missouri. Learn more at Bunge.com.

Cautionary Statement Concerning Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements to encourage companies to provide prospective information to investors. This press release includes forward looking statements that reflect our current expectations about the size, timing and terms of the proposed offering. Forward looking statements include all statements that are not historical in nature. We have tried to identify these forward looking statements by using words including "may," "will," "should," "could," "expect," "anticipate," "believe," "plan," "intend," "estimate," "continue" and similar expressions. These forward looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward looking statements. The following factors, among others, could cause actual results to differ from these forward looking statements:

•	our ability to complete the proposed offering on the expected timing and terms, or at all;
•	the impact on our employees, operations, and facilities from the war in Ukraine and the resulting economic and other sanctions imposed on Russia, including the impact on us resulting from the continuation and/or escalation of the war and sanctions against Russia;
•	the effect of weather conditions and the impact of crop and animal disease on our business;
•	the impact of global and regional economic, agricultural, financial and commodities market, political, social and health conditions;

•	changes in government policies and laws affecting our business, including agricultural, trade, tariff and foreign investment policies, financial markets regulation and environmental, tax and biofuels regulation;
•	the impact of seasonality;
•	the outcome of pending regulatory and legal proceedings;
•	our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances, including without limitation Bunge’s business combination with Viterra Limited;
•	the impact of industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries;
•	the effectiveness of our capital allocation plans, funding needs and financing sources;
•	the effectiveness of our risk management strategies;
•	operational risks, including industrial accidents, natural disasters, pandemics or epidemics, wars and cybersecurity incidents;
•	changes in foreign exchange policy or rates;
•	the impact of our dependence on third parties;
•	our ability to attract and retain executive management and key personnel; and
•	other factors affecting our business generally.

The forward looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward looking statements to reflect subsequent events or circumstances.

You should refer to "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 19, 2026, as well as other risks and uncertainties set forth from time to time in reports subsequently filed with the SEC.